Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER

PURSUANT TO
18 U.S.C. SECTION 1350

The undersigned, Thomas Neal Roberts, the Chief Executive Officer and Chief Financial Officer of ITonis, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Report on Form 10-KSB of ITonis, Inc., for the year ended November 30, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Report on Form 10-KSB fairly presents in all material respects the financial condition and results of operations of ITonis, Inc.

Date:	April 3, 2008.

/s/ Thomas Neal Roberts
By:	Thomas Neal Roberts
Title:	Chief Executive Officer and Chief Financial Officer